Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

TAPSTONE ENERGY INC.

A Delaware Corporation

Date of Adoption:

[●], 2017

i

ii

AMENDED AND RESTATED BYLAWS

OF

TAPSTONE ENERGY INC.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of Tapstone Energy Inc. (the “Corporation”) required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware, shall be the registered office set forth from time to time in the Certificate of Incorporation of the Corporation (as the same may be amended and restated from time to time, the “Certificate of Incorporation”),. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

Section 1.02 Other Offices. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place, if any, within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.02 Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, the holders of shares of stock with a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business. Abstentions and broker non-votes in respect of such shares of stock shall be deemed to be present at such meeting for purposes of establishing a quorum. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Notwithstanding the other provisions of the Certificate of Incorporation or these Bylaws, the Chairman of the Meeting or the holders of shares of stock with a majority of the voting power present in person or represented by proxy at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, for any reason, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned or recessed meeting If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.03 Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place, if any, as is specified in the notice of postponement or rescheduling of such meeting.

Section 2.04 Special Meetings. Special meetings of the Corporation shall be called as provided in the Certificate of Incorporation. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place, if any, as is specified in the notice of postponement or rescheduling of such meeting.

Section 2.05 Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.06 Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, notice of the place, if any, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors or the other person(s) calling the meeting to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting and shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws,. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice.

Section 2.07 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock list of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

Section 2.08 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the Board of Directors or the Chairman of the Meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he or she is of the proxies representing such shares.

Section 2.09 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any authorized committee thereof or (C) subject to the then-applicable terms of the Stockholders’ Agreement, among the Corporation and certain of its stockholders, dated as of [●], 2017 (as amended and/or restated from time to time, the “Stockholders’ Agreement”), by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 2.09 and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in these Bylaws as to such business or nomination and applicable law; clause (C) of this paragraph shall be the exclusive means for a stockholder to make nominations of director nominees or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(ii) For any nominations of director nominees or any other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.09, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which anniversary, in the case of the first annual meeting of stockholders following the close of the Corporation’s initial public offering, shall be deemed to be [●], 2017); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii) To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.09(a)(iii) or Section 2.09(b)) to the Secretary must:

(A) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner) (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (2)(I) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (II) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (III) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner has a right to vote any shares of any security of the Corporation, (IV) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (V) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity and (VII) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (3) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (4) a representation that the stockholder is, and was at all relevant times, a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting and (5) a representation as to whether such stockholder or any such beneficial owner intends, or is part of a group that intends to; (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination;

(B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and (3) a complete and accurate description of all agreements, arrangements and understandings between such stockholder and such beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder;

(C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (4) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected) and (5) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item 404 and the nominee were a director or executive officer of such registrant; and

(D) with respect to each nominee for election or reelection to the Board of Directors, include (i) a completed and signed questionnaire in a form provided by the Corporation (which form the stockholder must request from the Secretary of the Corporation and which form the Corporation shall provide to the stockholder within seven (7) business days upon receipt of the request), and (ii) a written representation and agreement (which form the stockholder must request from the Secretary of the Corporation and which form the Corporation shall provide to the stockholder within seven (7) business days upon receipt of the request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) if elected as a director of the Corporation, intends to serve a full term and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The foregoing notice requirements of Section 2.09(a)(iii) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

Notwithstanding anything in the second sentence of Section 2.09(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.09(a)(ii) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.09 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any duly authorized committee thereof (or at the request of stockholders pursuant to Article Seventh of the Certificate of Incorporation) or (ii) provided that the Board of Directors (or stockholder(s) pursuant to Article Seventh of the Certificate of Incorporation) has determined that directors shall be elected at such meeting, and subject to the then-applicable terms of the Stockholders’ Agreement, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these Bylaws and on the date of such meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in these Bylaws and applicable law. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting. To be timely, such notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, recess or postponement of a special meeting or any announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law.

(ii) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) A stockholder providing notice of business or any nomination proposed to be brought before a meeting shall further update and supplement such notice, so that the information provided or required to be provided in such notice pursuant to this Section 2.09 shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

(iv) Nothing in these Bylaws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any class or series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(v) Notwithstanding anything to the contrary contained in this Section 2.09, for so long as the Stockholders’ Agreement is in effect with respect to the Sponsor (as defined in the Stockholders’ Agreement), the Sponsor (to the extent subject to the Stockholders’ Agreement) shall not be subject to the notice procedures set forth in this Section 2.09 with respect to annual or special meeting of stockholders.

Section 2.10 Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall have one vote for each share of stock entitled to vote upon the matter which is registered in such stockholder’s name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the board of directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by such person’s executor or administrator, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that (a) upon demand therefor by stockholders holding shares of stock representing a majority of the voting power present in person or by proxy at any meeting a written ballot vote shall be taken and (b) all elections for directors shall be by written ballot. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares of stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. On any matter (other than an election of directors) where a minimum or other vote of stockholders is provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, such minimum or other vote shall be the required vote on such matter (with the effect of abstentions and broker non-votes to be determined based on the vote required). All other matters presented to the stockholders at a meeting at which a quorum is present for which no minimum or other vote is called for by the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, other than for the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock entitled to vote on the matter, present in person or by proxy (with abstentions counting as votes against the matter and broker non-votes not counting as shares entitled to vote on the matter). Any stock vote taken by written ballots shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

At any meeting at which a vote is taken by ballots, the Board of Directors or Chairman of the Meeting may (and shall if required by law) appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspector shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The Board of Directors or Chairman of the Meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 2.11 Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate in its sole discretion. The Chairman (as defined below), if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, a director designated by the Board of Directors, shall preside at all meetings of the stockholders as “Chairman of the Meeting.” Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the Meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, and may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Chairman of the Meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the Meeting, may include, without limitation, the following (subject, in each case, to applicable law):

(a)	the establishment of an agenda or order of business for the meeting;

(b)	rules and procedures for maintaining order at the meeting and the safety of those present;

(c)	limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Chairman of the Meeting shall determine;

(d)	restrictions on entry to the meeting after the time fixed for the commencement thereof;

(e)	restrictions on the use of audio or video recording devices at the meeting; and

(f)	limitations on the time allotted to questions or comments by participants.

Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman of the Meeting shall have the power to have such person removed from the meeting. The Chairman of the Meeting at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a director nomination or other business was not properly made or brought before the meeting and if the Chairman of the Meeting should so determine, the Chairman of the Meeting shall so declare to the meeting and any such nomination or business not properly made or brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the Chairman of the Meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Article II.

Section 2.12 Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly by the Corporation and such shares shall not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

Section 2.13 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.14 Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.09) to the Secretary at the principal executive offices of the Corporation responses to a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any Voting Commitment that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) if elected as director of the Corporation, intends to serve a full term as director, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

The number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors. Each director shall hold office for the term for which such director is elected, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.

Section 3.02 Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.03 Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman (if any), or, in the Chairman’s absence, by the Chief Executive Officer if such Chief Executive Officer is a director, or by resolution of the Board of Directors.

Section 3.04 First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required.

Section 3.05 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 3.06 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman (if any), the Chief Executive Officer or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal or written notice or on at least twenty-four (24) hours notice by electronic transmission to each director. Such notice, or any waiver thereof pursuant to Section 8.03, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these Bylaws.

Section 3.07 Removal. Directors of the Corporation may be removed only as provided in the Certificate of Incorporation.

Section 3.08 Vacancies; Increases in the Number of Directors. Vacancies and newly created directorships may be filled only as provided in the Certificate of Incorporation.

Section 3.09 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 3.10 Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

Section 3.11 Chairman. The members of the Board of Directors may appoint one of their number as the “Chairman”. The Chairman shall (if appointed and when present) preside at all meetings of the Board of Directors and stockholders. The Chairman shall perform such duties as usually appertain to the office or as may be prescribed by the Board of Directors or these Bylaws.

Section 3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote or written consent of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

COMMITTEES

Section 4.01 Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 4.02 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.01 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.03 Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 5.01 Number, Titles and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, President and a Secretary and, if the Board of Directors so elects or appoints, a Chief Financial Officer, Chief Operating Officer, General Counsel, one or more Vice Presidents (any one or more of whom may be designated executive vice president or senior vice president), a Treasurer, any number of Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until such officer’s successor shall be duly elected and shall qualify or until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman, if any, no officer need be a director.

Section 5.02 Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 5.03 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 5.04 Vacancies. Any vacancy occurring in any office of the Corporation may be filled as determined by the Board of Directors.

Section 5.05 Powers and Duties of the Chief Executive Officer. The Board of Directors shall designate the Chief Executive Officer of the Corporation. Subject to the oversight of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have the authority to act for the Corporation and the general executive charge, management and control of the properties, business and operations of the Corporation with all such powers and authority as may be reasonably incident to such responsibilities. The Chief Executive Officer may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation, if any. Subject to the terms of these Bylaws and any resolutions adopted by the Board of Directors, the Chief Executive Officer shall have the authority to designate the duties and powers of officers and delegate special powers and duties to specified officers. The Chief Executive Officer shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.06 Powers and Duties of the President. Unless the Board of Directors otherwise determines, and subject to the oversight of the Board of Directors and the executive committee (if any), the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, he or she shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Section 5.07 Vice Presidents. A Vice President shall perform such duties and have such power and authority as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President, as applicable. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s inability or refusal to act, a Vice President or other person designated by the Board of Directors shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the Chief Executive Officer, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act.

Section 5.08 Treasurer. The Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and he or she shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 5.09 Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to such Assistant Treasurer by the Chief Executive Officer or the Board of Directors. Such Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.10 Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 5.11 Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. Such Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.12 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman, the Chief Executive Officer, the President or any Senior Vice President or Vice President of the Corporation may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 5.12 which may be delegated to an attorney or agent may also be exercised directly by the Chairman, the Chief Executive Officer, the President, any Senior Vice President or Vice President of the Corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 6.01 Right to Indemnification. Each person (a “Covered Person”) who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement)

reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Section 6.03, initiated by such person or his or her heirs, executors and administrators only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Covered Person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 6.01 or otherwise.

Section 6.02 Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article VI.

Section 6.03 Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VI is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.04 Nonexclusivity of Rights. The right to indemnification (including the advancement and payment of expenses) conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.05 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 6.06 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.07 Definitions. For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII

CAPITAL STOCK

Section 7.01 Certificates of Stock. Except as provided in this Section 7.01, the certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series may be uncertificated shares. The Chairman (if any), Chief Executive Officer or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by any two authorized officers of the Corporation, including, without limitation, the Chairman (if any), Chief Executive Officer, a Vice President, the Secretary, an Assistant Secretary, the Treasurer and an Assistant Treasurer, certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. If any class or series of the Corporation’s stock is certificated, then the stock certificates for such class or series, as the case may be, shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. The Board of Directors may deem that any outstanding shares of the Corporation will be uncertificated and registered in such form on the stock books of the Corporation, provided that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 7.02 Transfer of Shares. Subject to the provisions of the Certificate of Incorporation and any other applicable agreements regarding the transfer of stock, the shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender , and cancellation of certificates, if such shares are certificated, for a like number of shares or corresponding book entry. Subject to the provisions of the Certificate of Incorporation and any other applicable agreements regarding the transfer of stock, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for certificated stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and delivery of an instruction of transfer with respect to uncertificated shares, it shall be the duty of the Corporation to issue a new certificate, if such shares are to be certificated, to the person entitled thereto, cancel the old certificate, if any, and record the transaction upon its books of the Corporation.

Section 7.03 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.04 Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation, if any.

Section 7.05 Lost or Destroyed Certificates. The Corporation may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01 Fiscal Year. The fiscal year of the Corporation shall, except as may otherwise be established from time to time by the Board of Directors, begin on the first day of January and end on the thirty-first day of December of each year.

Section 8.02 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 8.03 Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (a) by electronic transmission to the extent permitted by law or (b) by deposit of the same in a post office box in a sealed prepaid envelope addressed to the person entitled thereto at his or her post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 8.04 Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 8.05 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures or other electronic forms of signature of any officer or officers of the Corporation may be used.

Section 8.06 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 8.07 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method.

ARTICLE IX

AMENDMENTS

Section 9.01 Amendments. The Board of Directors shall have the power to adopt, alter, amend and repeal from time to time these Bylaws. The stockholders of the Corporation shall have the power to adopt, alter, amend and repeal these Bylaws only as permitted by the Certificate of Incorporation.

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